January 24, 2006

YM BioSciences Inc.
Suite 400, Building 11,
5045 Orbitor Drive,
Mississauga, Ontario, Canada,
L4W 4Y4

Dear Sirs/Mesdames:

Re:	YM BioSciences Inc. Registration Statement on Form F-10

We hereby consent to the reference to our firm’s name under the headings “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus filed as part of the registration on Form F-10 relating to the offering of up to U.S.$75,000,000 of equity securities of YM BioSciences Inc. In giving this consent we do not thereby admit that we come within the category of persons whose consent is rquired by the Securities Act of 1933, as amended or the rules and regulations promulgated thereunder.

Yours very truly,

“Heenan Blaikie LLP”

T 416 360.6336 F 416 360.8425

P.O. Box 185, Suite 2600 200 Bay Street South Tower, Royal Bank Plaza Toronto, Ontario Canada M5J 2J4

www.heenanblaikie.com

Heenan Blaikie LLP Lawyers Patent and Trade-mark Agents
Toronto Montreal Vancouver Calgary Ottawa Quebec Sherbrooke Trois-Rivières Kelowna